EXHIBIT 4.3

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) dated as of the date set forth on the signature page hereto, is by and between Tropical Racing, Inc., a Florida corporation, with its principal place of business located at 1740 Grassy Springs Road, Versailles, Kentucky 40383 (the “Company”), and the subscriber identified on the signature page hereto (the “Subscriber” or, the “Investor”).

RECITALS

WHEREAS, the Subscriber has represented to the Company that it is an accredited investor as such term is defined in Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the Company and the Subscriber are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(a)(2), and/or Regulation D as promulgated by the SEC under the Securities Act; and

WHEREAS, the Subscriber desires to make an investment in the Company and Company is offering to Subscriber the opportunity to purchase shares of its Class A Common Stock, par value $0.0001 per share (each, a “Share” and collectively, the “Shares”), to the Subscriber in a private placement offering (the “Offering” or, also referred to as the “Bridge Offering”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscriber hereby agree as follows:

1. Subscription for the Shares; Purchase and Sale of Securities.

(a)	Purchase. The Subscriber, intending to be legally bound, hereby irrevocably agrees to subscribe for and agrees to purchase up to that number of Shares set forth on the signature page hereto at a purchase price of ____ Dollars and ____/100 ($____) per Share (“Per Share Price”). This subscription is submitted to the Company in accordance with and subject to the terms and conditions described in this Agreement.

(b)	Purchase Price. The aggregate purchase price for the Shares is equal to the number of Shares subscribed for multiplied by the Per Share Price and is set forth on the signature page hereto (the “Purchase Price”).

(c)	Subscription Proceeds. All subscription proceeds received and accepted will be deposited directly into the Company’s operating account and following acceptance by the Company hereunder and payment by the Company of its costs and expenses, including organization and Offering expenses and such funds will be used by the Company for general corporate purposes, including salaries. The Company may use proceeds of the Offering immediately upon each Closing.

2. Payment.

(a)	Payment. Payment of the Purchase Price shall be due and payable upon execution and delivery of this Agreement by the Subscriber to the Company, unless otherwise agreed to by the Company. The Subscriber shall be required to deliver to the Company the Purchase Price in cash by delivery of a check payable to the Company or by wire transfer of immediately available funds to the following account of the Company:

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Bank:
ABA:
Acct #:
Acct:

(b)	Acknowledgments. By executing this Agreement, the Subscriber acknowledges that (i) the Subscriber has been informed of various matters relating to the Company, including but not limited to, this Agreement, the Risk Factors attached as Exhibit A hereto (the “Risk Factors”) and the Shares (together, the “Offering Documents”); and (ii) that the Subscriber is an “accredited investor” as such term is defined in Rule 501 of Regulation D, which definition is attached as Exhibit B attached hereto.

(c)	Closing; Conditions to Closing. Closing on the purchase and sale of the Shares shall be consummated on such date as the Company accepts the Subscriber’s offer to purchase the Shares as evidenced by the Company’s counter-execution of the signature page to this Agreement (“Closing”). On or prior to the date of each Closing, the following shall have occurred:

(i)	The Subscriber shall have thoroughly reviewed the Offering Documents;

(ii)	The Subscriber shall have delivered to the Company a dated and executed signature page to this Agreement, with all blanks properly completed;

(iii)	The Subscriber shall have delivered to the Company a dated, completed and signed Accredited Investor Questionnaire attached as Exhibit C hereto, with all blanks properly completed;

(iv)	The Company shall have received the Purchase Price from the Subscriber; and

(v)	Any other conditions to Closing set forth in this Agreement shall have been satisfied or waived.

3. Subscriber’s Representations and Warranties. The Subscriber hereby represents and warrants to and agrees with the Company that:

(a)	Authorization and Power. The Subscriber has the requisite capacity, power and authority to enter into and perform under each Offering Document to which it is a party or by which it is bound and to purchase the Securities being sold to it hereunder. Each Offering Document to which the Subscriber is a party or by which it is bound has been duly authorized, executed and delivered by the Subscriber and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with the terms hereof and thereof, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

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(b)	Organization and Standing of the Subscriber. If the Subscriber is an entity, such Subscriber is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power to own its assets and to carry on its business.

(c)	No Conflicts. The execution, delivery and performance of each Offering Document to which Subscriber is a party or by which it is bound and the consummation by the Subscriber of the transactions contemplated hereby or thereby or relating hereto do not and will not conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any material agreement, material indenture or material instrument or material obligation to which the Subscriber is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on the Subscriber). The Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under each Offering Document to which Subscriber is a party or by which it is bound or to purchase the Shares in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d)	Confidentiality. The Subscriber acknowledges that certain information contained in this Agreement, or provided pursuant thereto or hereto, is confidential and proprietary to the Company, and is being submitted to the Subscriber solely for the Subscriber’s confidential use with the express understanding that, without the prior express permission of the Company, the Subscriber will not release or reproduce this Agreement, or any other document provided therewith or herewith or discuss or otherwise disseminate the information contained therein or herein for any purpose other than evaluating a potential investment in the Shares.

(e)	Information on Company. The Subscriber acknowledges that the Subscriber is fully familiar with the Company and its business, operation, conditions (financial and other), assets, liabilities, and prospects and has had the opportunity to request and receive all information deemed necessary by the Subscriber to evaluate an investment in the Company and to discuss the investment under each Offering Document to which Subscriber is a party or by which it is bound with representatives of the Company.

(i)	The Subscriber has reviewed the Company’s risk factors annexed to this Agreement as Exhibit A and made a part hereof. Subscriber understands that an investment in the Securities offered hereby is highly speculative and involves a high degree of risk, including but not limited to those risk factors set forth in the Exhibit A, and that an investment should be made only by investors who can afford the loss of their entire investment.

(ii)	The Subscriber understands and acknowledges any materials provided in connection with this investment have been prepared by the Company. Accordingly, the Subscriber understands and acknowledges that no independent legal counsel, accountant, financial advisor or investment banking firm has passed upon, independently verified or investigated, or assumed any responsibility for the accuracy, completeness, or fairness of the information contained in any such materials.

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(iii)	The Subscriber acknowledges that the Subscriber has been encouraged to rely solely upon the advice of the Subscriber’s legal counsel and accountants or other financial advisers with respect to the legal, tax, business, financial, and other aspects relating to the purchase of the Shares. The Subscriber further acknowledges that the Subscriber has relied upon no other representations, promises, or information written or verbal by any person with respect to the considerations relating to the purchase of the Shares.

(f)	Information on Subscriber. The Subscriber is an “accredited investor”, as such term is defined in Regulation D promulgated by the SEC under the Securities Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Subscriber is accurate. The Subscriber understands and acknowledges that the Subscriber may be required to provide current financial and other information to the Company in addition to that provided herein to enable the Company to determine whether the Subscriber is qualified to purchase the Securities. Any financial information that is provided herewith by the Subscriber, or is subsequently submitted by the Subscriber at the request of the Company, accurately reflects the Subscriber's financial condition with respect to which the Subscriber does not anticipate any material adverse change.

(g)	Purchase of Securities. The Subscriber is purchasing the Securities as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof, unless such Securities are registered under the Securities Act.

(h)	Compliance with the Securities Act. The Subscriber understands and agrees that the Securities have not been registered under the Securities Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the Securities Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the Securities Act or any applicable state securities laws or the Subscriber obtains an opinion of counsel that is satisfactory to the Company that such Securities may be sold in reliance on an exemption from such registration requirements. The Subscriber understands that the Company has no obligation to register any Securities for resale or transfer under the Securities Act or any applicable state securities laws. The Subscriber therefore may be precluded from selling or otherwise transferring or disposing of any Securities or any portion thereof until the Securities are eligible for resale under an applicable securities law exemption.

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(i)	Communication of Offer. Subscriber is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(j)	No Governmental Review. The Subscriber understands that no United States federal or state agency or any other governmental or state agency, including the SEC or the securities commission or authorities of any state, has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(k)	Correctness of Representations. The Subscriber understands that the Securities are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state laws and that the Company and the Sellers are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings set forth herein in order to determine the suitability of the undersigned to acquire the Securities. The Subscriber represents that the foregoing representations and warranties are true and correct in all material respects as of the date hereof and, unless the Subscriber otherwise notifies the Company prior to the Closing Date shall be true and correct as of the Closing Date.

(l)	Economic Risk. The Subscriber can bear the economic risk of the investment in the Company without impairing the Subscriber’s ability to provide for itself, himself or herself and/or his or her family (as applicable) in the same manner that the Subscriber would have been able to provide prior to making an investment in the Company. The Subscriber understands that he, she or it may continue to bear the economic risk of the investment in the Company for an indefinite period of time.

(m)	Subscriber’s Commitments. The Subscriber’s overall commitment to investments which are not readily marketable is not disproportionate to the Subscriber’s net worth, the Subscriber’s investment in the Shares will not cause such overall commitment to become excessive, and the investment is suitable for the Subscriber when viewed in light of the Subscriber’s other securities holdings and the Subscriber’s financial situation and needs.

(n)	Adequate Means. The Subscriber has adequate means of providing for the Subscriber’s current needs and personal contingencies.

(o)	Development Stage Company; Risk Factors. The Subscriber recognizes that the Company is a development stage company and that any investment in the Company involves substantial risk, and the Subscriber has evaluated and fully understands all risks in the Subscriber’s decision to purchase Shares hereunder, including, but not limited to, the Risk Factors.

(p)	Individual Subscriber. If the Subscriber is an individual, the Subscriber is at least eighteen (18) years of age and a bona fide resident and domiciliary (not a temporary or transient resident) of the state or country indicated on the signature page hereof and the Subscriber has no present intention of becoming a resident of any other state or jurisdiction.

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(q)	Non-Individual Subscriber. If the Subscriber is not an individual, the Subscriber is domiciled in the state or country indicated on the signature page hereof, has no present intention of becoming domiciled in any other state or jurisdiction and is an “Institutional Investor” as defined under the “Blue Sky” or securities laws or regulations of the state in which it is domiciled.

(r)	Local Standards. The Subscriber otherwise meets any special suitability standards applicable in the Subscriber’s state or country of residence or domicile.

(s)	True and Correct. All of the written information pertaining to the Subscriber which the Subscriber has heretofore furnished to the Company, and all information pertaining to the Subscriber which is set forth in this Agreement, including all representations and warranties made by the Subscriber, is correct and complete as of the date hereof and, if there should be any material change in such information hereafter, the Subscriber shall promptly furnish such revised or corrected information to the Company. The Subscriber otherwise meets any special suitability standards applicable to the Subscriber’s state of residence.

(t)	No Inconsistent Oral Statements or Written Materials. The Subscriber has not been furnished with any oral representation or oral information or written materials in connection with the Offering that is in any way contrary to or inconsistent with, statements made in this Agreement and the attachments hereto.

(u)	Communication of Offer. The Subscriber is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(v)	Survival. The foregoing representations and warranties of the Subscriber shall survive the Closing Date.

4. Company Representations and Warranties. The Company represents, warrants and agrees with the Subscriber that except as set forth in the Offering Documents:

(a)	Due Organization. The Company is a corporation, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own its properties and to carry on its business as presently conducted.

(b)	Due Authorization; Enforceability. Each Offering Document has been duly authorized, executed and delivered by the Company and is a valid and binding agreement enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into and deliver the Offering Documents and to perform its obligations thereunder.

(c)	Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its Affiliates, is required for the execution by the Company of the Offering Documents and compliance and performance by the Company of its obligations under the Offering Documents, including, without limitation, the issuance and sale of the Securities, other than such consents, approvals and authorizations as shall have been received by the Company as of the Closing Date.

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(d)	No Conflicts. The execution, delivery and performance of each Offering Document to which Company is a party or by which it is bound and the consummation by the Company of the transactions contemplated hereby or thereby or relating hereto do not and will not conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any material agreement, material indenture or material instrument or material obligation to which the Company is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Company or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on the Company). The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under each Offering Document to which the Company is a party, provided that for purposes of the representation made in this sentence, the Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(e)	Confidentiality. The Company acknowledges that certain information contained in this Agreement, or provided pursuant thereto or hereto, is confidential and proprietary to the Subscriber, and is being submitted to the Company solely for the Company’s confidential use with the express understanding that, without the prior express permission of the Subscriber, the Company will not release or reproduce this Agreement, or any other document provided therewith or herewith or discuss or otherwise disseminate the information contained therein or herein for any purpose other than those set forth in this Agreement.

(f)	Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct in all material respects as of the date hereof and, unless the Company otherwise notifies the Subscriber prior to the Closing Date shall be true and correct as of the Closing Date.

(g)	Survival. The foregoing representations and warranties of the Company shall survive the Closing Date.

5. Transfer Restrictions. The Subscriber represents that he/she/it understands that the sale or transfer of the Shares is restricted and that:

(a)	No Registration. The Shares have not been registered under the Securities Act or the laws of any other jurisdiction by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws, and that the Company’s reliance on such exemptions is predicated on the accuracy and completeness of the Subscriber’s representations, warranties, acknowledgments and agreements herein. The Shares cannot be sold or transferred by the Subscriber unless subsequently registered under applicable law or an exemption from registration is available. The Company is not required to register the Shares or to make any exemption from registration available.

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(b)	Opinion. The right to sell or transfer any of the Shares will be restricted as described in this Agreement which include restrictions against sale or transfer in violation of applicable securities laws, the requirement that an opinion of counsel be furnished that any proposed sale or transfer will not violate such laws and other restrictions and requirements.

(c)	No Public Market. There will be no public market for the Shares and the Subscriber may not be able to sell the Shares. Accordingly, the Subscriber must bear the economic risk of the Subscriber’s investment in the Shares for an indefinite period of time

6. Legend. The certificates representing the Shares shall bear the following or similar legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO NLP LOGIX, LLC THAT SUCH REGISTRATION IS NOT REQUIRED.”

7. Exempt Offering. The offer and issuance of the Securities to the Subscriber is being made pursuant to the exemption from the registration provisions of the Securities Act.

8. Indemnification. The Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company and the Sellers and each of the Company’s officers, directors, agents, Affiliates, and control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company its successor or any such person which results, arises out of or is based upon any material misrepresentation by the Subscriber in this Agreement or in any exhibits or schedules attached hereto, or other agreement delivered pursuant hereto.

9. Representations and Warranties Regarding Verification of Subscription Funds.

Before making the following representations and warranties, the Subscriber should check the Office of Foreign Assets Control (“OFAC”) website at with respect to federal regulations and executive orders administered by OFAC which prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals which are listed on the OFAC website. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists. Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth below. The Subscriber agrees to promptly notify the Company should the Subscriber become aware of any change in the information set forth in these representations.

The Subscriber represents and warrants that:

(a)

OFAC List Countries. The amounts invested by the Subscriber in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at. In addition, the OFAC Programs prohibit dealing with individuals[2] or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists;

 ____________

1 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

2 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

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(b)	OFAC List Entity. To the best of the Subscriber’s knowledge, none of: (1) the Subscriber; (2) any person controlling or controlled by the Subscriber; (3) if the Subscriber is a privately-held entity, any person having a beneficial interest in the Subscriber; or (4) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs;

(c)	Account Freeze. The Subscriber understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Subscriber, either by prohibiting additional subscriptions from the Subscriber, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations;

(d)	Suspension of Redemption Right. The Subscriber acknowledges that the Company may, by written notice to the Subscriber, suspend the redemption rights, if any, of the Subscriber if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any of the Company’s service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs;

(e)	Senior Foreign Political Figure. To the best of the Subscriber’s knowledge, none of: (1) the Subscriber; (2) any person controlling or controlled by the Subscriber; (3) if the Subscriber is a privately-held entity, any person having a beneficial interest in the Subscriber; or (4) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a senior foreign political figure[3], or any immediate family member[4] or close associate[5] of a senior foreign political figure, as such terms are defined in their respective footnotes;

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3 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

4 An “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

5 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

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(f)	Foreign Banks. If the Subscriber is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Subscriber receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate; and

(g)	Notification of Changes. The Subscriber understands, acknowledges and agrees that if the Subscriber becomes aware of any change in the information set forth in these representations that the Subscriber shall promptly notify the Company of such changes.

10. Subscription Irrevocable by Subscriber but Subject to Rejection by the Company.

(a)	Irrevocable by Subscriber. This Agreement is not, and shall not be, revocable by the Subscriber.

(b)	Company Termination or Withdrawal. The Company, in its sole discretion, has the right to terminate or withdraw the Offering at any time, to accept or reject subscriptions in other than the order in which they were received, to reject any subscription in whole or in part, to allot to the Subscriber less than the value of Shares subscribed for, and to return without interest the amount paid by the Subscriber.

(c)	Not Binding. The Subscriber understands and agrees that this Agreement is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company’s completion, execution and delivery of this Agreement, fully executed, to the relevant Subscriber.

(d)	Company Rejection. In the event of rejection of this subscription in whole (but not in part), or if the sale of the Shares subscribed for by the Subscriber is not consummated by the Company for any reason (in which event this Agreement shall be deemed to be rejected), this Agreement and any other agreement entered into between the Subscriber and the Company relating to this subscription shall thereafter have no force or effect and the Company shall promptly cause to be returned to the Subscriber the Purchase Price remitted by the Subscriber, without interest thereon or deduction therefrom. If this subscription is accepted in part, the Company shall promptly cause to be returned to the Subscriber that portion of the Purchase Price remitted by the Subscriber which represents payment for the Shares for which this subscription was not accepted, without interest thereon or deduction therefrom.

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11. Miscellaneous.

(a)

Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, electronic mail, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or upon receipt of electronic mail, or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be the address of Company set forth in the Preamble of this Agreement and with a copy by telecopier only to: Greenberg Traurig, P.A., 5100 Town Center Circle, Suite 400, Boca Raton, FL 33486, Attn: Rebecca G. DiStefano, Esq., Telecopier: (561) 367-6254, Electronic mail: distefanor@gtlaw.com, and if to the Subscriber, at the address set forth in the Preamble of this Agreement.

(b)	Entire Agreement; Assignment. This Agreement and other Offering Documents represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Neither the Company nor the Subscriber have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscriber and the Company.

(c)	Counterparts; Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

(d)	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the civil or state courts of Florida located in Palm Beach County or Broward County or in the federal courts located in therein. THE PARTIES AND THE INDIVIDUALS EXECUTING THIS AGREEMENT AND OTHER AGREEMENTS REFERRED TO HEREIN OR DELIVERED IN CONNECTION HEREWITH ON BEHALF OF THE COMPANY AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS AND WAIVE TRIAL BY JURY. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

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(e)	Amendment and Waivers. Any term or provision of the Offering Documents may be amended, and the observance of any term of each Offering Document may be waived (either generally or in a particular instance and either retroactively or prospectively) by a writing signed by the Company with the consent of the Subscriber, and such waiver or amendment, as the case may be, shall be binding upon the Subscriber. The waiver by a party of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default. No amendment shall be effected to impact the Subscriber in a disproportionately adverse fashion without the consent of the Subscriber.

(f)	Specific Enforcement, Consent to Jurisdiction. It is agreed that the parties shall not be entitled to injunctive relief to prevent or cure breaches of the provisions of this Agreement or the transactions contemplated thereby. Subject to Section 11(d) hereof, each of the Company, Subscriber and any signatory hereto hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused the foregoing Subscription Agreement to be duly executed by its authorized signatory as of the _________ day of ________________, 20__.

COMPANY:

Tropical Racing, Inc.
a Florida corporation

By:
Name:	Troy Levy
Title:	President

SUBSCRIBER:

By:
Name:
Title:

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Returning Subscription Materials

All subscription documents should be signed and returned to the Company, via certified U.S. Mail or other nationally recognized tracking delivery service such as Federal Express, UPS, etc., at the following address, or alternatively, scanned by PDF to troy@tropicalracing.com:

Tropical Racing, Inc.

1740 Grassy Springs Road

Versailles, Kentucky 40383

Attn: Troy Levy

The Company reserves the right, at any time, to accept or reject all or any portion of the subscription in its sole discretion. If the subscription is rejected in its entirety, all subscription documents will be returned to the Subscriber. If a subscription is accepted, the Subscriber will receive a copy of a copy of the accepted Subscription Agreement.

* * * * *

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